SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 21, 2006
Agere Systems Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-16397 (Commission File Number)	22-3746606 (IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania (Address of principal executive offices)	18109 (Zip Code)
(610) 712-1000
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 21, 2006, Gary J. Wojtaszek, our principal accounting officer, resigned from his position at the company to take a position at another company. His resignation is effective on September 1, 2006. Also on August 21, 2006, Peter Kelly, Executive Vice President and Chief Financial Officer, assumed the role of principal accounting officer. Mr. Kelly, who is 49 years old, has been our Chief Financial Officer since August 2005. Prior to that, he had been Executive Vice President, Operations Group, since October 2001 and Vice President of Operations for Integrated Circuits from September 2000 to October 2001. Mr. Kelly joined the business in 2000 from Fujitsu-ICL Systems Inc., a joint venture of ICL and Fujitsu that provided computer systems and services to retailers and banks, where he was Executive Vice President and Chief Operating Officer. Mr. Kelly had been with Fujitsu-ICL for six years. Mr. Kelly is a director of Plexus Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AGERE SYSTEMS INC.
Date: August 24, 2006
By:  /s/  Peter Kelly
Name:
Peter Kelly
Title:
Executive Vice President and
Chief Financial Officer